Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS REPORTS THIRD QUARTER RESULTS

COMPANY UPDATES FULL YEAR GUIDANCE

Columbus, Ohio - December 4, 2012 - Big Lots, Inc. (NYSE: BIG) today reported a loss from continuing operations of $6.0 million, or $0.10 per diluted share, for the third quarter of fiscal 2012 ended October 27, 2012. This compares to guidance of a loss from continuing operations of $0.20 to $0.30 per diluted share for the third quarter of fiscal 2012, and income from continuing operations of $4.2 million, or $0.06 per diluted share, for the third quarter of fiscal 2011.

For the year-to-date period ended October 27, 2012, income from continuing operations totaled $56.9 million, or $0.93 per diluted share. As previously disclosed in our March 2, 2012, press release, we incurred an after-tax charge of $3.4 million during the first quarter of fiscal 2012 related to an inventory accounting change associated with the successful implementation of new retail inventory systems. Excluding this non-recurring, non-cash charge, adjusted income from continuing operations for the year-to-date period ended October 27, 2012 totaled $60.3 million, or $0.98 per diluted share (non-GAAP), compared to income from continuing operations of $92.5 million, or $1.31 per diluted share, for the same period in fiscal 2011. Discontinued operations activity was minimal for the third quarter and year-to-date period of fiscal 2012 and the corresponding periods in fiscal 2011.

THIRD QUARTER HIGHLIGHTS

• Loss from continuing operations of $0.10 per diluted share versus income from continuing operations of $0.06 per diluted share last year
• Opened 27 new stores
• Invested $51 million to repurchase 1.6 million shares, completing the $200 million share repurchase program announced in May 2012

	EPS from Continuing Operations (1)

	Q3 '12	Q3 '11	YTD '12	YTD '11

U.S. Operations	($0.03)	$0.17	$1.15	$1.42

Add back: Inventory charge	—	—	$0.06	—

U.S. Operations - adjusted basis	($0.03)	$0.17	$1.20	$1.42

Canada Operations (2)	($0.07)	($0.11)	($0.22)	($0.12)

Consolidated - adjusted basis	($0.10)	$0.06	$0.98	$1.31

(1) Non-GAAP
(2) Canadian operations were acquired on July 18, 2011; YTD '11 results include ownership and financial results since that date. Based on materiality, we have not provided pro forma financial results.
Note: See detailed segment reporting attached.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Third Quarter Results

U.S. Operations

Net sales for U.S. operations for the third quarter of fiscal 2012 decreased 1.9% to $1,095.2 million, compared to $1,116.8 million for the same period of fiscal 2011. Comparable store sales for U.S. stores open at least fifteen months decreased 4.6% for the quarter. Loss from continuing U.S. operations totaled $1.7 million, or $0.03 per diluted share (non-GAAP), compared to income from continuing U.S. operations of $11.4 million, $0.17 per diluted share (non-GAAP), for the same period of fiscal 2011.

Canadian Operations

Net sales for Canadian operations for the third quarter of fiscal 2012 totaled $39.0 million, while incurring a net loss of $4.3 million, or $0.07 per diluted share (non-GAAP), compared to net sales of $21.5 million and a net loss of $7.1 million, or $0.11 per diluted share (non-GAAP) for the same period of fiscal 2011.

Inventory and Cash Management

On a consolidated basis, Inventory ended the third quarter of fiscal 2012 at $1,191 million compared to $1,100 million in the third quarter of fiscal 2011, an increase of 8%. The increase represents 3% growth in the number of U.S. stores, growth of 3% in inventory per store for our U.S. stores, and the balance of the increase is associated with growth and improvement of inventory content related to our Canadian operations.

We ended the third quarter of fiscal 2012 with $66 million of Cash and Cash Equivalents and $463 million of borrowings under our credit facility compared to $60 million of Cash and Cash Equivalents and $285 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2011. Our use of cash generated by our U.S. operations and debt incurred during the last 12 months was focused on share repurchase activity, and acquiring and funding our Canadian operations.

Share Repurchase Activity

During the third quarter of fiscal 2012, we invested $51 million to repurchase 1.6 million of our shares. This activity exhausted our May 2012 share repurchase program. On a year-to-date basis, we have invested $299 million to repurchase 8.1 million of our common shares, or approximately 13% of our outstanding share base as of the beginning of fiscal 2012. Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2012 OUTLOOK

• Updates Q4 guidance for consolidated income from continuing operations to $1.91 to $2.10 per diluted share versus income from continuing operations of $1.75 per diluted share for fiscal 2011
• Updates fiscal 2012 annual guidance for adjusted consolidated income from continuing operations to $2.86 to $3.05 per diluted share (non-GAAP) versus income from continuing operations of $2.99 per diluted share for fiscal 2011
• Reiterates Cash Flow guidance of $125 million

We update our guidance for fourth quarter fiscal 2012 consolidated income from continuing operations to be in the range of $1.91 to $2.10 per diluted share. This guidance assumes U.S. comparable store sales decline in the range of low to mid single digits and a total U.S. sales increase in the range of 3% to 7%. For our Canadian operations, sales are expected to be in the range of $48 to $52 million for the fourth quarter of fiscal 2012. As a reminder, the fourth quarter of fiscal 2012 includes 14 weeks of operations, compared to 13 weeks of operations in last year's fourth quarter results.

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2012, we update our guidance for fiscal 2012 consolidated adjusted income from continuing operations to be in the range of $2.86 to $3.05 per diluted share (non-GAAP). This guidance excludes the previously mentioned non-recurring, non-cash inventory charge and assumes U.S. comparable store sales decline in the low single digit range and a total U.S. sales increase in the range of 1% to 3%. For our Canadian operations, sales are expected to be in the range of $154 to $158 million for fiscal 2012. In addition, we reiterate our Cash Flow guidance (defined as operating activities less investing activities) of approximately $125 million for fiscal 2012. As a reminder, fiscal 2012 includes 53 weeks of operations, compared to 52 weeks last year.

EPS from Continuing Operations (non-GAAP)	Q4		Full Year

	2012 Guidance	2011	2012 Guidance	2011

U.S. Operations	$1.95 - $2.10	$1.83	$3.06 - $3.21	$3.18

Add back: Inventory charge	—	—	$0.06	—

U.S. Operations - adjusted basis	$1.95 - $2.10	$1.83	$3.12 - $3.27	$3.18

Canada Operations (1)	($0.04) - $0.00	($0.08)	($0.26) - ($0.22)	($0.19)

Consolidated - adjusted basis	$1.91 - $2.10	$1.75	$2.86 - $3.05	$2.99

(1) Canadian operations were acquired on July 18, 2011. Full year fiscal 2011 results reflect performance from acquisition date through the end of fiscal 2011 (January 28, 2012). Based on materiality, we are not required and have not provided pro forma fiscal 2011 results.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the third quarter and provide commentary on our outlook for fiscal 2012. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Tuesday, December 18. A replay of the call will be available beginning today at 12:00 noon through December 18 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 6404714. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of the end of the third quarter of fiscal 2012, we operated 1,482 BIG LOTS stores in the 48 contiguous United States and 79 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words anticipate, estimate, expect, objective, goal, project, intend, plan, believe, will, should, may, target, forecast, guidance, outlook and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 27	OCTOBER 29
	2012	2011
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$66,257	$59,947
Inventories	1,190,749	1,100,457
Deferred income taxes	45,598	50,005
Other current assets	102,907	101,465
Total current assets	1,405,511	1,311,874

Property and equipment - net	601,943	578,856

Deferred income taxes	3,845	10,480
Goodwill	13,513	12,423
Other assets	40,090	49,288
	$2,064,902	$1,962,921

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$574,183	$549,724
Property, payroll and other taxes	81,275	82,580
Accrued operating expenses	68,628	69,116
Insurance reserves	36,784	37,124
KB bankruptcy lease obligation	3,069	3,233
Accrued salaries and wages	27,155	26,115
Income taxes payable	372	811
Total current liabilities	791,466	768,703

Long-term obligations under bank credit facility	463,100	285,100

Deferred rent	72,491	59,371
Insurance reserves	50,702	47,415
Unrecognized tax benefits	15,799	16,970
Other liabilities	38,553	35,157

Shareholders' equity	632,791	750,205
	$2,064,902	$1,962,921

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 27, 2012		OCTOBER 29, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,134,205	100.0	$1,138,286	100.0
Gross margin	432,590	38.1	444,360	39.0
Selling and administrative expenses	412,692	36.4	412,581	36.2
Depreciation expense	26,590	2.3	22,873	2.0
Operating profit (loss)	(6,692)	(0.6)	8,906	0.8
Interest expense	(1,491)	(0.1)	(922)	(0.1)
Other income (expense)	46	0.0	(219)	(0.0)
Income (loss) from continuing operations before income taxes	(8,137)	(0.7)	7,765	0.7
Income tax expense (benefit)	(2,149)	(0.2)	3,524	0.3
Income (loss) from continuing operations	(5,988)	(0.5)	4,241	0.4
Income (loss) from discontinued operations, net of tax expense (benefit) of $0 and $(33), respectively	1	0.0	(51)	(0.0)
Net income (loss)	($5,987)	(0.5)	$4,190	0.4

Earnings (loss) per common share - basic (a)
Continuing operations	($0.10)		$0.07
Discontinued operations	0.00		0.00
Net income (loss)	($0.10)		$0.06

Earnings (loss) per common share - diluted (a)
Continuing operations	($0.10)		$0.06
Discontinued operations	0.00		0.00
Net income (loss)	($0.10)		$0.06

Weighted average common shares outstanding
Basic	57,756		64,949
Dilutive effect of share-based awards	—		982
Diluted	57,756		65,931

(a)
The earnings (loss) per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings (loss) per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings (loss) per share of Net Income (loss).

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 27, 2012		OCTOBER 29, 2011
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,646,723	100.0	$3,532,695	100.0
Gross margin	1,422,873	39.0	1,399,025	39.6
Selling and administrative expenses	1,243,230	34.1	1,179,095	33.4
Depreciation expense	78,149	2.1	64,965	1.8
Operating profit	101,494	2.8	154,965	4.4
Interest expense	(2,722)	(0.1)	(2,757)	(0.1)
Other income (expense)	45	0.0	(53)	(0.0)
Income from continuing operations before income taxes	98,817	2.7	152,155	4.3
Income tax expense	41,935	1.1	59,669	1.7
Income from continuing operations	56,882	1.6	92,486	2.6
Loss from discontinued operations, net of tax benefit of $32 and $93, respectively	(48)	(0.0)	(142)	(0.0)
Net income	$56,834	1.6	$92,344	2.6

Earnings per common share - basic (a)
Continuing operations	$0.94		$1.33
Discontinued operations	0.00		0.00
Net income	$0.94		$1.32

Earnings per common share - diluted (a)
Continuing operations	$0.93		$1.31
Discontinued operations	0.00		0.00
Net income	$0.92		$1.30

Weighted average common shares outstanding
Basic	60,780		69,708
Dilutive effect of share-based awards	698		1,058
Diluted	61,478		70,766

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	13 WEEKS ENDED
	OCTOBER 27, 2012	OCTOBER 29, 2011	OCTOBER 27, 2012	OCTOBER 29, 2011
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$1,095,180	$1,116,756	$39,025	$21,530
Gross margin	417,759	435,411	14,831	8,949
Selling and administrative expenses	394,136	397,239	18,556	15,342
Depreciation expense	26,006	22,384	584	489
Operating profit (loss)	(2,383)	15,788	(4,309)	(6,882)
Interest expense	(1,490)	(921)	(1)	(1)
Other income (expense)	2	9	44	(228)
Income (loss) from continuing operations before income taxes	(3,871)	14,876	(4,266)	(7,111)
Income tax expense (benefit)	(2,149)	3,524	(0)	0
Income (loss) from continuing operations	($1,722)	$11,352	($4,266)	($7,111)
Diluted earnings (loss) per common share from continuing operations (b)	($0.03)	$0.17	($0.07)	($0.11)

	39 WEEKS ENDED
	OCTOBER 27, 2012	OCTOBER 29, 2011	OCTOBER 27, 2012	OCTOBER 29, 2011
	U.S.	U.S.	Canada	Canada
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$3,540,438	$3,507,231	$106,285	$25,464
Gross margin	1,384,125	1,388,585	38,748	10,440
Selling and administrative expenses	1,192,988	1,161,954	50,242	17,141
Depreciation expense	75,898	64,397	2,251	568
Operating profit (loss)	115,239	162,234	(13,745)	(7,269)
Interest expense	(2,721)	(1,966)	(1)	(791)
Other income (expense)	2	163	43	(216)
Income (loss) from continuing operations before income taxes	112,520	160,431	(13,703)	(8,276)
Income tax expense (benefit)	41,935	59,669	(0)	0
Income (loss) from continuing operations	$70,585	$100,762	($13,703)	($8,276)
Diluted earnings (loss) per common share from continuing operations (b)	$1.15	$1.42	($0.22)	($0.12)

(a)	The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end.
(b)
The diluted earnings (loss) per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings (loss) per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted (loss) earnings per share from continuing operations. Diluted earnings (loss) per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 27, 2012	OCTOBER 29, 2011
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($124,654)	($91,061)

Net cash used in investing activities	(39,341)	(54,020)

Net cash provided by financing activities	168,913	147,610

Impact of foreign currency on cash	(340)	(411)

Increase in cash and cash equivalents	4,578	2,118
Cash and cash equivalents:
Beginning of period	61,679	57,829
End of period	$66,257	$59,947

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 27, 2012	OCTOBER 29, 2011
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	($35,905)	$19,564

Net cash used in investing activities	(99,614)	(91,915)

Net cash provided by (used in) financing activities	133,718	(44,830)

Impact of foreign currency on cash	(489)	(411)

Decrease in cash and cash equivalents	(2,290)	(117,592)
Cash and cash equivalents:
Beginning of period	68,547	177,539
End of period	$66,257	$59,947

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table reconciles gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the year-to-date 2012 for our consolidated and U.S. segment results (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Year-to-date 2012 - Thirty-Nine weeks ended October 27, 2012

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$1,422,873	$5,574	$1,428,447
Gross margin rate	39.0%	0.2%	39.2%
Operating profit	101,494	5,574	107,068
Operating profit rate	2.8%	0.1%	2.9%
Income tax expense	41,935	2,186	44,121
Effective income tax rate	42.4%	-0.1%	42.3%
Income from continuing operations	56,882	3,388	60,270
Net income	56,834	3,388	60,222
Diluted earnings per share from continuing operations	$0.93	$0.06	$0.98
Diluted earnings per share	$0.92	$0.06	$0.98

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$1,384,125	$5,574	$1,389,699
Gross margin rate	39.1%	0.2%	39.3%
Operating profit	115,239	5,574	120,813
Operating profit rate	3.3%	0.2%	3.4%
Income tax expense	41,935	2,186	44,121
Effective income tax rate	37.3%	0.1%	37.4%
Income from continuing operations	70,585	3,388	73,973
Diluted earnings per share from continuing operations	$1.15	$0.06	$1.20

The adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measures. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.